UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 18, 2013

EDISON MISSION ENERGY

MIDWEST GENERATION, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware Delaware (State or Other Jurisdiction of Incorporation)	333-68630 333-59348 (Commission File Number)	95-4031807 33-0868558 (I.R.S. Employer Identification No.)

3 MacArthur Place, Suite 100
Santa Ana, California  92707

235 Remington Boulevard, Suite A
Bolingbrook, Illinois 60440
(Address of Principal Executive Offices, including zip code

(714) 513-8000

(630) 771-7800

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment”) to the Current Report on Form 8-K filed by Edison Mission Energy (“EME”) and Midwest Generation, LLC (“MWG”) on October 18, 2013 (the “Original Report”).  The Original Report was filed to report the entry into (1) a Plan Sponsor Agreement, dated October 18, 2013, by and among NRG Energy, Inc. (“NRG”), NRG Energy Holdings Inc., EME, certain of EME’s debtor subsidiaries, the Official Committee of Unsecured Creditors of EME and its debtor subsidiaries, the PoJo Parties (as defined therein) and the proponent noteholders thereto (the “PSA”) and (2) an Asset Purchase Agreement, dated October 18, 2013, by and among NRG, EME and NRG Energy Holdings Inc. (the “Acquisition Agreement,” together with the PSA, the “Agreements”).  The sole purpose of this Amendment is to file the PSA and the Acquisition Agreement and applicable exhibits thereto as exhibits to the Original Report.  Except for the foregoing, this Amendment does not amend, modify or update the disclosures contained in the Original Report.  No changes were made to the text of the Original Report.

Important Information Regarding the Agreements

The Agreements and the description of the Agreements and the exhibits included therein contained in the Original Report have been provided in order to give investors and security holders information regarding the terms of the Agreements.  They are not intended to provide any factual information about EME, NRG or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Agreements (1) were made only for purposes of the Agreements and as of specific dates, (2) were solely for the benefit of the parties to the Agreements and the other persons and entities named as third-party beneficiaries of certain covenants therein and (3) may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for purposes of allocating contractual risk between them that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterization of the actual state of facts or conditions of EME, NRG or any of their respective subsidiaries, affiliates or businesses.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreements, which subsequent information may or may not be fully reflected in the public disclosures by EME or NRG.  Accordingly, investors should read the representations and warranties in the Agreements not in isolation but only in conjunction with the other information about EME or NRG and their respective subsidiaries that the respective companies include in reports, statements and other filings that they make with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1                               Plan Sponsor Agreement, dated October 18, 2013, by and among NRG Energy, Inc., NRG Energy Holdings Inc., Edison Mission Energy, certain of Edison Mission Energy’s debtor subsidiaries, the Official Committee of Unsecured Creditors of Edison Mission Energy and its debtor subsidiaries, the PoJo Parties (as defined therein) and the proponent noteholders thereto.

2.2*                        Asset Purchase Agreement, dated October 18, 2013, by and among NRG Energy, Inc., Edison Mission Energy and NRG Energy Holdings Inc. (see Exhibit A to Exhibit 2.1 to this Current Report on Form 8-K).

99.1**          Press Release, dated October 18, 2013.

*                                         A copy of any omitted schedules will be provided to the SEC upon request.
**                                  Previously filed with the Original Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy

Date:	October 21, 2013	/s/ MARIA RIGATTI
MARIA RIGATTI

Senior Vice President and Chief Financial Officer

Midwest Generation, LLC

Date:	October 21, 2013	/s/ MARIA RIGATTI
MARIA RIGATTI

Manager and Vice President

EXHIBIT INDEX

Exhibit No.	Document
2.1

Plan Sponsor Agreement, dated October 18, 2013, by and among NRG Energy, Inc., NRG Energy Holdings Inc., Edison Mission Energy, certain of Edison Mission Energy’s debtor subsidiaries, the Official Committee of Unsecured Creditors of Edison Mission Energy and its debtor subsidiaries, the PoJo Parties (as defined therein) and the proponent noteholders thereto.

2.2*	Asset Purchase Agreement, dated October 18, 2013, by and among NRG Energy, Inc., Edison Mission Energy and NRG Energy Holdings Inc. (see Exhibit A to Exhibit 2.1 to this Current Report on Form 8-K).

99.1**	Press Release, dated October 18, 2013.

*                                         A copy of any omitted schedules will be provided to the SEC upon request.
**                                  Previously filed with the Original Report.